                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
                                  COLIN V. REED
                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Amendment No. 1 to Executive Employment Agreement, dated as of August 17, 2004 (the "Amendment") is by and between Gaylord Entertainment Company, a Delaware corporation having its corporate headquarters at One Gaylord Drive, Nashville, Tennessee 37214 (the "Company") and Colin V. Reed, a resident of Nashville, Davidson County, Tennessee ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement dated as of April 23, 2001 (the "Employment Agreement"), pursuant to which, among other things, the Company hired the Executive to be its Chief Executive Officer;

      WHEREAS, the Company and Executive have now agreed to various amendments to the Employment Agreement including, but not limited to, an extension of the term of the Employment Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, the parties hereto agree as follows:

      1. Amendment of Section 1 of Employment Agreement. The second sentence of Section 1 of the Employment Agreement is deleted in its entirety and replaced with the following new sentence:

                  "The term of Executive's employment hereunder shall commence on April 23, 2001 (the "Effective Date") and shall continue for a period up to and including May 1, 2008 (the "Employment Period")."

      2. Amendment of Section 2(a)(ii) of Employment Agreement. A second sentence shall be added to Section 2(a)(ii) of the Employment Agreement as follows:

                  "In addition, commencing with the May 2005 annual meeting of stockholders of the Company and subject to approvals required by the Delaware Business Corporation Act and the Company's Certificate of Incorporation and Bylaws, Executive shall perform the duties of Chairman of the Board as described by the Company's Restated Bylaws, as amended from time to time."

      3. Amendment of Section 3(c)(ii) of the Employment Agreement. The following sentence is added to the end of Section 3(c)(ii) of the Employment
Agreement:

            "Notwithstanding the foregoing or anything herein to the contrary, the Company may in lieu of the bonus payments described herein adopt an incentive program for the purpose of providing performance incentive awards to Executive that qualify as "performance based compensation" within the meaning of section 162(m) of the Internal Revenue Code."

      4. Amendment of Section 4(a) of the Employment Agreement. The last sentence of Section 4(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

            "If Executive remains employed by Company until April 23, 2005, he shall be entitled to exercise the Stock Options at any time prior to the expiration date of the Stock Option Term notwithstanding anything to the contrary in the Company's Omnibus Plan."

      5. Amendment of Section 5(a) of Employment Agreement. Section 5(a) of the Employment Agreement is deleted in its entirety and it is replaced with the following new Section 5(a):

                  "Custom Non-Qualified Mid-Career Supplemental Employee
            Retirement Plan. Executive shall be entitled to a nonqualified supplemental executive retirement benefit (the "SERP"). Company agrees to pay Executive a retirement benefit which will have a value of $2,500,000.00 upon the expiration of four (4) years from the Effective Date (the "Initial SERP Benefit"). The Initial SERP Benefit will accrue and vest at the rate of 25% for each complete year over a four (4) year period beginning with the Effective Date to a value after four (4) years of $2,500,000.00. The Initial SERP Benefit will be adjusted for hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive in his sole discretion. Company shall not be responsible for the quality of the investment performance of any such fund(s). In addition, Company agrees to pay Executive a retirement benefit which will have a value of $1,000,000.00 on April 23, 2010 (the "Additional SERP Benefit"), provided that Executive continues to be employed by the Company through such date. The Additional SERP benefit will accrue and vest at the rate of 20% on each May 1st over a five (5) year period beginning with the fourth anniversary of the Effective Date, provided that Executive remains employed by the Company during such period, to a value after five (5) years of $1,000,000.00 as adjusted for hypothetical investment earnings (or losses). The Additional SERP Benefit will be adjusted for hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive in his sole discretion. Company shall not be responsible for the quality of the investment performance of any such fund(s). Except as otherwise set forth in this Agreement, and subject to deferral pursuant to
            Section 6, the Initial SERP Benefit and the Additional SERP Benefit, as adjusted for hypothetical investment earnings (or losses) beginning April 23, 2005 based on the investment performance of one or more mutual funds selected by Executive in his sole discretion (collectively, the "SERP Benefit") shall, to the extent then vested, be payable upon the expiration of the term of this Agreement. Executive may elect to receive the SERP Benefit in the form of one
            (1) lump sum payment or equal annual installments over a period not exceeding fifteen (15) years. Such election by Executive shall be made at any time, and from time to time, on or before the last day of the calendar year immediately preceding the calendar year in which the SERP Benefit first becomes payable.

                  The Company reserves the right to provide benefits described in this Section 5(a) under a separate, written deferred compensation plan or arrangement. The terms and conditions of all benefits described in this Section 5(a) may be modified by the Company to the extent necessary to comply with the requirements for deferred compensation arrangements imposed by the Internal Revenue Code, as amended from time to time.

                  For example purposes, a schedule of vesting for the SERP
            Benefit based upon the provisions of this Section 5(a) is attached hereto as Exhibit A and made a part hereof."

      6. Amendment to Section 5(h) of Employment Agreement. Section 5(h) of the Employment Agreement is deleted in its entirety and is replaced with the following new Section 5(h):

                  "Attorney's Fees. Executive shall be entitled to reimbursement for reasonable attorney's fees and expenses incurred by Executive in the review and negotiation of this Agreement and any proposed Amendments to this Agreement, upon submission of documentation evidencing such fees and expenses."

      7. Amendment to Include Retirement Health Coverage. A new Section 5(j) is added to the Employment Agreement as follows:

                  "Retiree Health Coverage. The Company shall provide Executive and his wife Brenda Reed (and no subsequent spouse or any other dependent) on the day immediately preceding his employment termination date (other than a termination date resulting from a termination by Company for Cause or by Executive without Good Reason) with medical benefits (including health care, dental, prescription and vision) until the earliest of the following occurs:
            (i) the deaths of Executive and his wife Brenda Reed; (ii) Executive terminates his coverage under the plan; (iii) failure of Executive or his wife to make

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            premium payments as required under the plan; or (iv) Company ceases to offer medical benefits to any of its active employees. If Executive terminates his coverage under the plan (except in the case of death), his wife's coverage is also terminated. Once Executive or his wife's coverage is terminated, it cannot be reinstated for any reason. Executive shall pay the full cost to Company of providing him and his wife with coverage under the plan as determined by Company in its sole discretion. Coverage made available to Executive and his wife shall be identical to that made available to active employees of the Company that are in positions of similar status and responsibility as the Executive. Such benefit continuation coverage may be provided through an insurance contract, benefit plan or similar arrangement, at the Company's discretion"

      8. Amendment of Section 6(b) of Employment Agreement. Section 6(b) of the Employment Agreement is deleted in its entirety and is replaced with the following:

                  "(b)  Vesting of Deferred Compensation; Investment Earnings.
            All such deferred payment obligations shall be fully vested and shall be adjusted for hypothetical investment earnings (or losses) until paid to Executive. The rate of investment earnings (or losses) of such deferred amounts shall be equal to the rate of investment earnings (or losses) of one or more mutual funds selected by Executive, in his sole discretion. The Company shall not be responsible for the quality of the investment performance of any such fund(s)."

      9. Amendment to Section 8(d) of Employment Agreement. The term "a reasonable time" shall be deleted from the first sentence of Section 8(d) and replaced with "90 days."

      10.   Amendment to Section 9 of the Employment Agreement.

            (a) Section 9(a) of the Employment Agreement is deleted in its entirety and it is replaced with the following new Section 9(a):

                  "Effect Generally. If Executive's employment is terminated on or prior to May 1, 2008, the Company shall not have any liability or obligation to Executive other than as specifically set forth in
            Section 8, Section 9 and Section 10 hereof. Upon termination of Executive's employment for any reason, he shall, upon the request of Company, resign from the Board of Directors."

            (b) Section 9(b)(iv) of the Employment Agreement is deleted in its entirety and is replaced with the following new sentence:

                  "(iv) a pro-rata portion of the SERP Benefit with the vested portion of the SERP Benefit equal to the sum of (a) the Initial SERP Benefit multiplied by a fraction, the numerator of which is the total

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

            number of months (including any fractional month) during which Executive was employed hereunder (up to 48), and the denominator of which is 48; such vested portion of the Initial SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive, in his sole discretion, and (b) the Additional SERP Benefit multiplied by a fraction, the numerator of which is the total number of months (including any fractional month) during which Executive was employed hereunder less 48 (up to 60), and the denominator of which is 60; such vested portion of the Additional SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive, in his sole discretion;"

            (c) Section 9(c)(iv) of the Employment Agreement is deleted in its entirety and is replaced with the following new sentence:

                  "(iv) a pro-rata portion of the SERP Benefit with the vested portion of the SERP Benefit equal to the sum of (a) the Initial SERP Benefit multiplied by a fraction, the numerator of which is the total number of months (including any fractional month) during which Executive was employed hereunder (up to 48), and the denominator of which is 48; such vested portion of the Initial SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive, in his sole discretion, and (b) the Additional SERP Benefit multiplied by a fraction, the numerator of which is the total number of months (including any fractional month) during which Executive was employed hereunder less 48 (up to 60), and the denominator of which is 60; such vested portion of the Additional SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive, in his sole discretion;"

            (d)   Section 9(d)(v) shall be added as follows:

                  "and (v) to the extent that Executive's termination occurs after April 23, 2005, any vested portion of the Initial SERP Benefit, as calculated in accordance with the provisions of Section 5(a) of this Agreement."

            (e) The third sentence of Section 9(d) of the Employment Agreement is deleted in its entirety and is replaced as follows:

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

                  "Executive shall also forfeit (a) any vested or unvested SERP
            Benefit, if termination occurs on or prior to April 23, 2005, (b) any vested or unvested Additional SERP Benefit, if termination occurs after April 23, 2005, and (c) any right to an Annual Bonus for the calendar year in which Executive's termination occurs."

            (f) Sections 9(e)(iv)-(v) of the Employment Agreement are deleted in their entirety and are replaced as follows:

                  "(iv) any vested portion of the SERP Benefit, as calculated in accordance with the provisions of Section 5(a) of this Amendment, and as adjusted for hypothetical earnings (or losses), and the immediate accrual and vesting of any unvested portion of the SERP Benefit that would have been vested and accrued if Executive were employed through May 1, 2008; (v) the portion of the Restricted Stock Grant that is free from restrictions as of the date of termination and the acceleration and immediate release of all restrictions from all of the shares representing the Restricted Stock Grants that are subject to restrictions as of the date of termination and the acceleration and immediate release of all restrictions from a pro-rata portion of the units of restricted stock grants under the Company's Performance Accelerated Restricted Stock Unit Program ("PARSUP") that are subject to restrictions as of the date of termination (for purposes of this clause, the number of PARSUP units that shall vest early shall be an amount equal to the number of unvested PARSUP units on the date of termination multiplied by a fraction, the numerator of which is total number of months (including any fractional month) during which Executive was employed hereunder commencing with February 2003 (up to 60), and the denominator of which is 60);"

            (g) Section 9(f) shall be added to the Employment Agreement as follows:

                  "(f) Effect of Expiration of Employment Agreement. Upon the
            termination of Executive's employment as a result of the expiration of the Employment Agreement by its terms on May 1, 2008, and not for any reason stated in Section 9(a), (b), (c), (d) or (e), Executive shall be entitled to: (i) accrued but unpaid Base Salary through May 1, 2008; (ii) any bonus amount that has been awarded to Executive by the Company for the partial year of service ending on May 1, 2008;
            (iii) any unpaid portion of an Annual Bonus for prior calendar years, accrued but unpaid vacation pay, unreimbursed expenses incurred pursuant to Section 5(b), (c), (f), (g) or (h), and any other benefits owed to Executive pursuant to any written employee benefit plan or policy of the Company; (iv) a pro-rata portion of the SERP Benefit, with the vested portion of the SERP Benefit equal to the sum of (a) the Initial SERP Benefit, such Initial SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one

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

            or more mutual funds selected by Executive, in his sole discretion, and (b) the Additional SERP Benefit multiplied by a fraction, the numerator of which is the total number of months (including any fractional month) during which Executive was employed hereunder less 48 (up to 60), and the denominator of which is 60, such vested portion of the Additional SERP Benefit to include hypothetical investment earnings (or losses) beginning April 23, 2005 until paid to Executive, based on the investment performance of one or more mutual funds selected by Executive, in his sole discretion; (v) the immediate release of all restrictions from all Performance Accelerated Restricted Stock Unit Program ("PARSUP") grants that are subject to restriction as of May 1, 2008; and (vi) the vested portion of Executive's Stock Options as of May 1, 2008."

      11.   Amendment to Section 10 of the Employment Agreement.

            (a) Section 10(a)(i) is amended by deleting the following words beginning in the third line "Edward L. Gaylord or any member of his immediate family or any trusts or other entities controlled by Edward L. Gaylord or any member of his immediate family," and by deleting the reference to "50%" in the seventh line and replacing it with "35%."

            (b) Section 10(a)(ii) of the Employment Agreement is deleted in its entirety and replaced with the following.

            "(ii) individuals who, as of the date of this Amendment, were members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided that any individual who becomes a director after such date whose election or nomination for election by the Company's shareholders was approved by two-thirds of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934), "tender offer" (as such term is used in
            Section 14(d) of the Securities Exchange Act of 1934) or a proposed transaction described in clause (iii) below) shall be deemed to be members of the Incumbent Board."

            (c) The first sentence of Section 10(b) of the Employment Agreement is deleted in its entirety and is replaced with the following:

                  "In the event that within one (1) year following a Change of
            Control, the Company terminates Executive Without Cause or Executive terminates employment for Good Reason, Executive shall be entitled, in lieu of the compensation and benefits provided pursuant to
            Section 9(e), to: (i) the payment of three (3) times Executive's Base Salary for the year in which such termination shall occur; (ii) the payment of three (3) times Executive's Annual Bonus for the preceding year; (iii) any unpaid portion

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

            of the Base Salary, Signing Bonus or any Annual Bonus for prior calendar years, accrued and unpaid vacation pay, unreimbursed expenses incurred pursuant to Section 5(b), (c), (f), (g) or (h), and any other compensation owed to Executive pursuant to any written employee benefit plan or policy of the Company; (iv) any vested portion of the SERP Benefit, as calculated in accordance with the provisions of Section 5(a) of this Amendment, and the immediate vesting of any unvested portion of the SERP Benefit; (v) the portion of the Restricted Stock Grant that is free from restrictions as of the date of termination and the acceleration and immediate release of all restrictions from all Restricted Stock Grants or Performance Accelerated Restricted Stock Unit Program ("PARSUP") grants that are subject to restrictions as of the date of termination; and (iv) the vested portion of Executive's Stock Options and the acceleration and immediate vesting of any unvested portion of Executive's Stock Options. Executive shall have two (2) years from the date of such termination Without Cause or by Executive for Good Reason to exercise all vested Stock Options."

      12.   Miscellaneous Provisions.

            (a) The Employment Agreement is hereby, and shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the Employment Agreement shall hereinafter be determined and enforced under the Employment Agreement, as amended, subject in all respects to such amendments, modifications, and supplements, and all terms and conditions of this Amendment.

            (b) Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Employment Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

            (c) Except as provided by this Amendment, or unless the context or use indicates another or different meaning or intent, the words and terms used in this Amendment shall have the same meaning as in the Employment Agreement.

            (d) This Amendment may be executed in two or more counterparts, each of which when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        GAYLORD ENTERTAINMENT COMPANY

                                        By: /s/ Michael D. Rose
                                            ------------------------------------
                                        Its: Chairman

                                        EXECUTIVE:

                                        /s/ Colin V. Reed
                                        ----------------------------------------
                                        Colin V. Reed

                                    EXHIBIT A

                          SERP BENEFIT VESTING SCHEDULE
     (Assuming sample hypothetical investment returns on vested and unvested benefit, as indicated)

                                                         Hypothetical  Hypothetical
                                Vesting       Vested      Investment    Investment     Total Vested  Total Unvested   Total SERP
           Accruals              Date      SERP Accrual     Return     Income (Loss)   SERP Benefit   SERP Benefit      Benefit
           --------            ---------  -------------  ------------  -------------  -------------  --------------  -------------
Effective Date                 4/23/2001                                              $        0.00  $ 2,500,000.00  $2,500,000.00
Initial SERP Benefit (25%)     4/23/2002  $  625,000.00     0.0000     $           -  $  625,000.00  $ 2,500,000.00  $2,500,000.00
Initial SERP Benefit (25%)     4/23/2003  $  625,000.00     0.0000     $           -  $1,250,000.00  $ 1,875,000.00  $2,500,000.00
Initial SERP Benefit (25%)     4/23/2004  $  625,000.00     0.0000     $           -  $1,875,000.00  $ 1,250,000.00  $2,500,000.00
Initial SERP Benefit (25%)     4/23/2005  $  625,000.00     0.0000     $           -  $2,500,000.00  $ 1,625,000.00  $3,500,000.00
Additional SERP Benefit (20%)  5/1/2006   $  200,000.00     0.0450     $  157,500.00  $2,857,500.00  $   800,000.00  $3,657,500.00
Additional SERP Benefit (20%)  5/1/2007   $  200,000.00     0.0250     $   91,437.50  $3,148.937.50  $   600,000.00  $3,748,937.50
Additional SERP Benefit (20%)  5/1/2008   $  200,000.00     0.0550     $  206,191.56  $3,555,129.06  $   400,000.00  $3,955,129.06
Additional SERP Benefit (20%)  5/1/2009   $  200,000.00    -0.0250     $  (98,878.23) $3,656,250.84  $   200,000.00  $3,856,250.84
Additional SERP Benefit (20%)  5/1/2010   $  200,000.00     0.0450     $  173,531.29  $4,029,782.12  $            -  $4,029,782.12
                                          -------------                -------------
                                          $3,500,000.00                $  529,782.12
                                          -------------                -------------

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